UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company's telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 5, 2006, RehabCare Group, Inc. (“RehabCare”) entered into a definitive agreement to acquire substantially all of the assets of Advance Care Hospital, L.L.C. for a purchase price of approximately $18.7 million of cash and subordinated promissory notes. On May 9, 2006, RehabCare issued a press release announcing the signing of this definitive agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release, dated May 9, 2006, issued by RehabCare Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2006

REHABCARE GROUP, INC.

By: /s/ Jay W. Shreiner

Name: Jay W. Shreiner

Title: Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 9, 2006, issued by RehabCare Group, Inc.

Exhibit 99.1

CONTACT: RehabCare Group, Inc.

Jay W. Shreiner
Senior Vice President, Chief Financial Officer

David J. Totaro, Senior Vice President

Corporate Marketing and Communications

(314) 863-7422

FOR IMMEDIATE RELEASE

Tuesday, May 9, 2006

REHABCARE TO ACQUIRE SOLARA HOSPITAL OF NEW ORLEANS

- Acquisition to Expand RehabCare's Continuum of Care

in New Orleans Market -

ST. LOUIS, MO, May 9, 2006--RehabCare Group, Inc., (NYSE: RHB), a leading national provider of physical rehabilitation program management services, announced today it has entered into an agreement to acquire the operating assets of Solara Hospital of New Orleans from Solara Healthcare for a purchase price of $18.7 million. The transaction is expected to close June 1, 2006.

Solara Hospital of New Orleans is a 44-bed long-term acute care hospital (LTACH), with approximately 120 employees, located on the seventh floor of West Jefferson Medical Center in Marrero, LA, on the West Bank of Jefferson Parish. An additional 12 licensed beds are located at a satellite campus in New Orleans.

John H. Short, Ph.D., President and Chief Executive Officer of RehabCare, commented that the hospital will be a natural extension of the company's service offerings in the New Orleans area. "Our acquisition of Solara Hospital in New Orleans further expands our post-acute continuum of care in a currently underserved market, accelerates our LTACH business line and builds on a successful 10-year relationship with a well-respected community hospital," he said, referencing the company's long-term partnership with West Jefferson Medical Center.

Since 1995, RehabCare has staffed and managed West Jefferson's 22-bed inpatient rehabilitation unit, as well as the hospital's outpatient physical rehabilitation program. A third outpatient program opened in nearby Terrytown in June 2003, under the management of RehabCare. RehabCare manages four skilled nursing facility (SNF) therapy programs in New Orleans in addition to its West Jefferson operations.

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The hospital, to be called West Jefferson Specialty Hospital, LLC, is one of only 18 LTACHs exempt from federal regulations that limit Medicare patient referrals from the host hospital to 25 percent of total admissions, so RehabCare anticipates the vast majority of patient referrals will come from West Jefferson. LTACHs are designed for the long-term hospitalization of patients who have chronic or catastrophic care needs and require more individualized and resource-intensive treatment than is provided in a SNF or nursing home. The average length of stay is 30 days.

"I am very pleased that this transaction is occurring between two of our valued partners," said Gary Muller, West Jefferson Chief Executive Officer, "and I have complete confidence that RehabCare will continue the stellar reputation that Solara has built as the primary long-term care solution for our patients and the residents of the West Bank." Muller commended both companies for their dedication to patient care during and in the wake of hurricane Katrina. "West Jefferson was the only hospital that remained open on the West Bank in the immediate days following Katrina, and both RehabCare and Solara were there, working alongside our staff and overcoming tremendous obstacles to continue a tradition of quality patient services."

Ken Ross, Solara Healthcare's Chief Executive Officer, explained that only the New Orleans hospital is included in the transaction and not any other hospitals owned by Solara. "This was a strategic financial decision for this particular market and does not involve our other facilities in Texas or Oklahoma," he said. "Our primary focus remains on setting the industry standards for long-term acute care hospitals."

Dr. Short stated that no significant changes are planned for the day-to-day operations of the LTACH. "Solara has put in place excellent management and clinical teams that have been delivering a high-caliber service for patients and families for several years. We look forward to their joining the RehabCare family of services and benefiting from the resources and experiences of a 24-year-old post-acute provider."

RehabCare Group, Inc., headquartered in St. Louis, MO, is a leading provider of physical therapy management services for hospital inpatient rehabilitation and skilled nursing units, outpatient programs and contract therapy services in conjunction with more than 940 hospitals and skilled nursing facilities in 39 states, the District of Columbia and Puerto Rico. RehabCare also operates three freestanding rehabilitation hospitals and two long-term acute care hospitals. RehabCare is pleased to be included in the

REHABCARE GROUP TO ACQUIRE SOLARA HOSPITAL OF NEW ORLEANS                    Page 3

Russell 2000 and Standard and Poor's Small Cap 600 indices.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties may include but are not limited to, our ability to consummate acquisitions and other partnering relationships at reasonable valuations; our ability to integrate recent and pending acquisitions and partnering relationships within the expected timeframes and to achieve the revenue, earnings and cost savings levels from such acquisitions and relationships at or above the levels projected; changes in governmental reimbursement rates and other regulations or policies affecting the services provided by us to clients and/or patients; the operational, administrative and financial effect of our compliance with other governmental regulations and applicable licensing and certification requirements; our ability to attract new client relationships or to retain and grow existing client relationships through expansion of our hospital rehabilitation and contract therapy service offerings and the development of alternative product offerings; the future financial results of our unconsolidated affiliates; the adequacy and effectiveness of our operating and administrative systems; our ability to attract and the additional costs of attracting and retaining administrative, operational and professional employees; shortages of qualified therapists and other healthcare personnel; significant increases in health, workers compensation and professional and general liability costs; litigation risks of our past and future business, including our ability to predict the ultimate costs and liabilities or the disruption of our operations; competitive and regulatory effects on pricing and margins; our ability to effectively respond to fluctuations in our census levels and number of patient visits; the proper functioning of our information systems; natural disasters and other unexpected events which could severely damage or interrupt our systems and operations; and general and economic conditions, including efforts by governmental reimbursement programs, insurers, healthcare providers and others to contain healthcare costs.

NOTE: More information can be found on the World Wide Web at http://www.rehabcare.com or http://www.solarahc.com.

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